                    U. S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 July 22, 1996
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)

                            OGDEN, McDONALD & COMPANY
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter

       Colorado                    0-24682                 84-1125214
- ---------------------------    ---------------  ---------------------------
State or Other Jurisdiction    Commission File  IRS Employer Identification
     of Incorporation              Number                   Number

           1300 Post Oak Boulevard, 9th Floor, Houston, Texas  77056
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           Address of Principal Executive Offices, Including Zip Code

                                (713) 629-8300
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               Registrant's Telephone Number, Including Area Code

         3140-K South Peoria Street, Suite 230, Aurora, Colorado  80014
         --------------------------------------------------------------
                Former Address, if Changed Since Last Report
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     On July 22, 1996, Ogden, McDonald & Company (the "Company") completed the acquisition of 100% of the outstanding common stock of Worldwide Petromoly Corporation ("Petromoly") in exchange for 14,507,500 shares of the Company's Common Stock (approximately 90.6% of the shares now outstanding).

     The stock issuances were made pursuant to an Agreement ("Agreement") between the Company and Petromoly. The terms of the Agreement were the result of negotiations between the managements of the Company and Petromoly. However, the Board of Directors did not obtain any independent "fairness" opinion or other evaluation regarding the terms of the Agreement, due to the cost of obtaining such opinions or evaluations.

     The foregoing summary of the Agreement is qualified by reference to the complete text of the Agreement, together with the schedules thereto, which is filed as Exhibit 10 hereto, and is incorporated herein by this reference.

     As a result of the transaction with Petromoly and the issuance of the 14,507,500 shares of the Company's Common Stock, following are those persons known by the Company to own 5% or more of the Company's Voting Stock:

                                                          PERCENT OF
                                      NUMBER OF           OUTSTANDING
NAME AND ADDRESS                    VOTING SHARES        VOTING SHARES
Petromoly Capital Partners           12,500,000<FN1>         78.1%
9th Floor
1300 Post Oak Boulevard
Houston, Texas  77056

Gilbert Gertner                      11,250,000<FN1>         70.3%
9th Floor
1300 Post Oak Boulevard
Houston, Texas  77056

Robert Goldberg                       1,250,000<FN1>          7.8%
15010 Falling Creek
Houston, Texas  77056

Lance Rosmarin                              -0-               -0-
9th Floor
1300 Post Oak Boulevard
Houston, Texas  77056

All Directors and Officers           12,500,000<FN1>         78.1%
as a Group (3 Persons)
_______________

<FN1>
Petromoly Capital Partners is a Texas general partnership and Gilbert Gertner and Robert Goldberg are the two general partners. Mr. Gertner owns 90% of the partnership and Mr. Goldberg owns 10% of the partnership.

     Effective on the closing of the acquisition, the Company's officers and directors were as follows:

     Gilbert Gertner  - Chairman of the Board and Director
     Robert Goldberg  - President and Director
     Lance Rosmarin   - Secretary and Director

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     As described in Item 1 of this Report, on July 22, 1996, the Company acquired all of the issued and outstanding common stock of Worldwide Petromoly Corporation in exchange for shares of the Company's Common Stock.

     Worldwide Petromoly Corporation currently manufactures, markets and distributes a line of lubrication products called "PetroMoly", an extended, high performance engine oil designed to enhance and maintain all types of engines at their peak levels. These products are based on a new technology which provides benefits to the users of any engines needing lubrication. These benefits may include the following: oil can be used up to five times longer than conventional oils; greater fuel efficiency; seals engine parts; reduces friction and engine wear; and reduces exhaust emissions.

     Currently, sales (approximately $400,000 in 1995) have been concentrated in the industrial markets because less marketing expense is required. With the receipt of approximately $4,000,000 in gross proceeds from the recent private offering, Petromoly intends to expand its product lines and significantly increase its marketing efforts.

     During July 1996, Worldwide Petromoly Corporation sold 2,007,500 shares of its common stock at $2.00 per share in a private offering to non-U.S. investors for total gross proceeds of $4,015,000. These shares were exhcnaged for 2,007,500 of the Company's shares as part of the exchange transaction described above.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The financial state-ments required by Rule 3-05(b) of Regulation S-X for Worldwide Petromoly Corporation are not yet available, and will be filed by amendment on or before October 5, 1996.

     (b) PROFORMA FINANCIAL INFORMATION. The pro forma financial information required by Article 11 of Regulation S-X is not yet available, and will be filed by amendment on or before October 5, 1996.

     (c) EXHIBITS.

         Exhibit 10 Agreement between Ogden, McDonald & Company and Worldwide Petromoly Corporation

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   OGDEN, McDONALD & COMPANY

Dated: July 31, 1996               By /s/ Gilbert Gertner
                                      Gilbert Gertner, Chairman of the Board